EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Rider Exploration, Inc. (the “Company”) on Form 10-Q for the period ended July 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Rider Exploration, Inc.
Dated:	November 16, 2009	By:	/s/	STEVE FRIBERG
			Name:	Steve Friberg
			Title:	Chief Executive Officer
(Principal Executive Officer)

Dated:	November 16, 2009	By:	/s/	STEVE FRIBERG
			Name:	Steve Friberg
			Title:	Chief Financial Officer
(Principal Financial Officer)